WORLD SURVEILLANCE GROUP ACQUIRES DEFENSE CONTRACTOR LIGHTER THAN AIR SYSTEMS

Acquisition Provides Technical and Operational Expertise, Access to Current Government and Commercial Customers, and New Product Offerings

KENNEDY SPACE CENTER, FL – April 1, 2013 (Marketwire) – World Surveillance Group Inc. (OTCQB: WSGI), a developer of lighter-than-air aerostats and unmanned aerial systems (“UAS”), today announced that it has completed the acquisition of Lighter Than Air Systems Corp. (“LTAS”). LTAS is expected to continue to generate revenues based on a robust pipeline in the surveillance and security sector. The acquisition will immediately provide technical and operational support to WSGI for the recently awarded contract from the U.S. Department of Defense for a set of Blimp in a Box™ aerostat systems. The purchase price paid by WSGI for LTAS consists of: $250,000 in cash, payable 30 days after the closing of the acquisition, 25,000,000 shares of the Company’s common stock, and an earn-out equal to varying percentages of gross revenues based on the level of revenue from contracts with an identified group of potential customers.

Formed in 2009, LTAS develops and sells advanced surveillance solutions including aerial and land based systems to U.S. and international governments and commercial customers. Currently fielded LTAS systems include advanced tactical aerostat systems and various land based systems using telescoping and pneumatic masts and poles. LTAS is currently providing systems for various government evaluation programs intent on supporting the warfighter and improving their field capabilities.

WSGI President and CEO, Glenn Estrella, stated "We are confident the acquisition of LTAS will improve our position as a leader in the tactical aerostat market and allow us to further enhance our Blimp in a Box aerostat system. The acquisition is another significant step in the Company’s overall strategic plan, and for the first time, WSGI will have in-house technical expertise and operational capabilities. We are focused on the revenue generation potential of the combined company given LTAS’ existing government and commercial customer relationships and new product offerings. Furthermore, with the integration of our subsidiary Global Telesat's satellite based capabilities, we can aggressively market our tactical surveillance systems to the growing global customer base demanding low cost, persistent ISR."

LTAS will operate as a wholly owned subsidiary of WSGI and retain its staff and office in Jacksonville, FL. For additional information on LTAS, please visit www.LTAScorp.com.

For additional information on WSGI, please visit www.WSGI.com.

About World Surveillance Group Inc.

World Surveillance Group Inc. (OTCQB: WSGI) designs, develops, markets and sells autonomous, lighter-than-air advanced aerostats and UAS capable of carrying payloads that provide persistent intelligence, surveillance and reconnaissance (“ISR”), security and/or wireless communications solutions at low and mid altitudes. WSGI’s aerial assets are designed for integration with electronics systems and other high technology payloads for use by government-related and commercial entities that require real-time ISR or communications support for military, homeland defense, border control, drug interdiction, natural disaster relief, maritime and environmental missions. For more information regarding WSGI, please visit www.wsgi.com, or view our reports and filings with the Securities and Exchange Commission on http://www.sec.gov.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements. These statements include the entire discussion relating to the acquisition and integration of LTAS, including but not limited to, the synergies or benefits that may result from the LTAS acquisition, the ability to integrate the products or operations of LTAS and/or GTC to provide complete solutions or otherwise, the ability to capitalize on commercial demand for low cost, persistent ISR, the ability of the combined entity to leverage relationships with the U.S. government or other customers to attain contracts or increase revenues, whether or not the acquisition will be accretive to WSGI’s financial results immediately or in the future, the revenues, cash flows and financial condition of LTAS in any future period, the strength of LTAS’ pipeline, the Company’s position in the tactical aerostat market, the further advancement, development or commercialization of the Company’s or LTAS’ products, the capabilities, characteristics and advantages of, and costs related to, the Company's and LTAS’ technology, products and services, the ability of the Company or LTAS to secure business with new customers or leverage existing customers to grow revenues, and the ability of the Company to execute on its strategies or to accomplish any of its goals or objectives. The words "forecast," "project," "intend," "expect," “plan, ” "should," "would," and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, any of which could cause the Company to not achieve some or all of its goals or the Company’s previously reported actual results, performance (finance or operating) to change or differ from future results, performance (financing and operating) or achievements, including those expressed or implied by such forward-looking statements. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

Contact:	World Surveillance Group Inc.
321-452-3545
Barbara M. Johnson
investors@wsgi.com